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                                                                    Exhibit 23.1


                        Consent of Independent Auditors




We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated April 28, 1999, except as to Note 13, as to which the date is June __, 1999, in Amendment No. 4 to the Registration Statement on Form S-1 and related Prospectus of ESPS, Inc. dated June 3, 1999.


                                                  Ernst & Young LLP

Philadelphia, Pennsylvania


The foregoing consent is in the form that will be signed upon the completion of the stock split described in Note 13 to the financial statements.

                                              /s/ Ernst & Young LLP


Philadelphia, Pennsylvania

June 3, 1999